Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. These portions are designated "[ * * * ]".

                                                                    Exhibit 10.6


                    FIBER OPTIC ACCESS AND PURCHASE AGREEMENT


     This FIBER OPTIC ACCESS AND PURCHASE AGREEMENT ("Agreement") is entered into as of this 30th day of March, 2000 between PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation ("PTI") and COLONIAL PIPELINE COMPANY, a Delaware and Virginia corporation ("Colonial").

     WHEREAS, Colonial and PTI have entered into that certain Contribution Agreement dated November 2, 1999 (the "Contribution Agreement"), pursuant to which, among other things, Colonial has agreed to contribute certain assets to PTI and PTI has agreed to issue certain shares of stock to Colonial, as more particularly described therein;

     WHEREAS, contemporaneous herewith, Colonial and PTI have entered into the Lease pursuant to which, subject to the terms and conditions of such Lease and this Agreement, Colonial has leased to PTI specified portions of the Colonial Rights-of-Way to be designated, from time to time, in order to permit PTI to construct, install, operate, maintain, replace, reconstruct, remove and/or relocate (collectively, "Construct or Operate") a Telecommunications Network (as hereinafter defined);

     WHEREAS, Colonial and PTI have entered into the Lease on the condition that
PTI  and  Colonial   agree  to  certain   additional   terms   regarding   PTI's
Telecommunications Network as described herein; and

     WHEREAS, Colonial also desires to purchase from PTI, and PTI also desires to sell to Colonial, a Conduit within PTI's Telecommunications Network, on the terms and conditions described herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Definitions.

     For purposes of this Agreement, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean an entity that, directly or indirectly, is controlled, under common control with, or controls another entity, or the successor to an entity by merger or purchase of all or substantially all of such entity's stock or assets.

     (b)  "Colonial Conduit" shall be defined as provided in Section 7 hereof.

     (c) "Colonial Rights-of-Way" shall have the meaning ascribed to such term in the Lease.

     (d) "Colonial System" shall have the meaning ascribed to such term in the Lease.

     (e)  "Conduits" shall have the meaning ascribed to such term in the Lease.

     (f) "Designated Affiliate" shall mean the entities named in Exhibit B, attached hereto and incorporated by reference herein.

     (g)  "Disposition"   in  reference  to  the  Colonial  Conduit  or  to  any
          telecommunications capacity shall mean the sale, assignment, barter, swap, lease, license, sub-license, making available to, or other transfer or grant of rights therein or in respect thereof, and the terms "Dispose" and "Disposed" shall be interpreted accordingly.

     (h)  "Landowner" shall have the meaning ascribed to such term in the Lease.

     (i) "Lease" shall mean that certain Master Right-of-Way Lease Agreement entered into by Colonial and PTI in substantially the form attached as Exhibit A hereto.

     (j) "Lease Date" shall mean the date on which the Lease is executed and becomes binding and effective on the parties thereto.

     (k) "Restriction Release Date" shall mean the earlier of the date (i) which is five (5) years following the Lease Date; or (ii) on which PTI makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or an involuntary petition in bankruptcy is filed against PTI (unless such petition is dismissed or stayed within ninety (90) days).

     (l)  "Segment" shall have the meaning ascribed to such term in the Lease.

     (m) "Telecommunications Network" shall mean a network or other communications system capable of transmitting voice, data, images or other information over strands of optical fiber, copper wire, radio waves, or other transmission media.

     2. Right to Lease. Upon the closing of the transaction contemplated by the Contribution Agreement, PTI and Colonial shall enter into the Lease and all other documentation reasonably necessary to more fully effectuate the terms thereof.

     3. Limited Exclusivity. Except with respect to the Colonial Conduit (which can be commercialized or used in accordance with the provisions of Section 7 below) and as otherwise contemplated hereunder and in the Lease, for a period of ten (10) years following the Lease Date:

          (a) Colonial shall not, directly or indirectly, lease to, license to, make available to, or otherwise permit the use of by any other party, including, without limitation, any Affiliates of Colonial, any portion of the Colonial Rights-of-Way for the Construction or Operation of a Telecommunications Network; and

          (b) Colonial shall not, directly or indirectly, use or permit the use of any portion of the Colonial Rights-of-Way for the Construction or Operation of a Telecommunications Network.

The foregoing restrictions shall not apply to any portion of the Colonial Rights-of-Way that reverts to Colonial pursuant to Section 1.4 of the Lease.

     4. Provision of Telecommunications Capacity to Colonial. Subject to availability, as determined by PTI from time to time in its reasonable discretion and taking into account the reasonably anticipated level of traffic on PTI's Telecommunications Network, Colonial shall have the right to purchase telecommunications capacity on PTI's Telecommunications Network at the best price and terms that such capacity has been or is being offered by PTI to its preferred customers. The foregoing telecommunications capacity may not be used in any manner that competes with PTI or its Affiliates, including, without limitation, used for any purpose other than for the internal communications purposes of Colonial and its Affiliates, and may not be Disposed of or used in connection with any other Telecommunications Network or any other telecommunications venture or business.

     5. Compensation for Similar Transactions. If, at any time from the date of this Agreement until [ * * * ], PTI and/or one of its affiliates or successors shall enter into an agreement or other contractual relationship with any Designated Affiliate pursuant to which PTI and/or one of its Affiliates or successors shall have the right or license to use, lease or occupy all or portions of the right-of-way of one or more of the Designated Affiliates for development of a Telecommunications Network, PTI shall pay to Colonial a fee equal to [ * * * ] per mile of right-of-way which is covered by each such agreement or relationship. The payment of such fee shall be made within ten (10) business days of the execution of such agreement or other contractual relationship.

     6.   [INTENTIONALLY DELETED]

     7.   Purchase and Sale of Colonial Conduit.

          (a) In addition to the transactions contemplated by the Contribution Agreement, but simultaneously with the closing of such transactions, Colonial shall pay to PTI the sum of Four Million Dollars ($4,000,000.00). In consideration thereof, PTI agrees that along: (i) any Segment of the Colonial Rights-of-Way in which PTI installs Conduits and in which Colonial's engineers have determined that PTI can install eight (8) or more Conduits within such Segment or applicable portion thereof; (ii) any Segment of the Colonial Rights-of-Way in which PTI notifies Colonial that it desires to commercialize and deploy less than all of the available Conduits permitted by Colonial within such Segment (even if Colonial's engineers have determined that the installation by PTI of at least eight (8) Conduits within such Segment or applicable portion thereof is not commercially feasible because of pipeline integrity, pipeline safety, engineering or construction reasons; and (iii) any other rights-of-way acquired by PTI along the market corridor of the Colonial System that are necessary as substitutions for or supplements to portions of the Colonial Rights-of-Way in which PTI installs Conduits, PTI will convey one such Conduit installed by PTI within any such Segment or substituted area to Colonial for the exclusive use, ownership or control by Colonial, its successors and assigns (as applicable, the "Colonial Conduit"); provided, however, that Colonial shall be entitled to only 2200 miles of Colonial Conduit in the aggregate.

          (b) Colonial shall own and have full title to such Colonial Conduit from and after the installation thereof within any such Segment or substituted area, and PTI promptly thereafter shall execute such documents as shall be reasonably required to evidence the title thereto vested in Colonial. PTI covenants and agrees not to assign, mortgage, hypothecate, pledge, encumber, permit a lien to be placed on, or otherwise transfer all or any portion of the Colonial Conduit.

          (c) Notwithstanding the foregoing Subsection 7(a), the parties hereto agree and acknowledge that:

               (i) (aa) in the event that Colonial's engineers have determined that the installation by PTI of at least eight (8) Conduits within a particular Segment or applicable portion thereof is not commercially feasible because of pipeline integrity, pipeline safety, engineering or construction reasons, and (bb) if PTI desires to commercialize and deploy all of the available Conduits permitted by Colonial within such Segment, then there will not be a Colonial Conduit available for the exclusive use by Colonial within that Segment or the applicable portion thereof; and

               (ii) as of the fifth (5th) anniversary of the Lease Date, PTI may not have installed its Telecommunications Network (and, thus, the Colonial Conduit) within Segments aggregating at least 2,200 miles of the Colonial System.

In either of the circumstances described in clauses (i) and (ii) above, the parties will negotiate in good faith to make available to Colonial, at no charge, a suitable alternative to such Colonial Conduit, which alternative may include the right to use fiber within a conduit, the right to an undivided percentage interest in a conduit, and/or the right to use fibers or conduit on other portions of PTI's network, in each case such alternative having a fair market value comparable to such of the Colonial Conduit as shall have not been provided. Within (x) six (6) months (if during the first year of this Agreement), or (y) two (2) months (if after the first year of this Agreement) after Colonial has knowledge that there will not be a Colonial Conduit available in a particular Segment or portion of the Colonial System, Colonial may deliver written notice to PTI (the "Equivalency Request Notice"), designating the nature and type of equivalency that Colonial requests to receive from and after the Restriction Release Date. If Colonial and PTI have not agreed on the nature and type of such equivalency within thirty (30) days after PTI's receipt of the Equivalency Request Notice, then either party may institute arbitration proceedings in accordance with Section 14 of the Lease.

          (d)  Until the Restriction Release Date:

               (i) the Colonial Conduit may not be used in any manner that competes or facilitates competition with PTI or its Affiliates;

               (ii) the Colonial Conduit may be used only for the internal communications purposes of Colonial and its Affiliates; provided that, although Colonial may be reimbursed by any such Affiliates for applicable costs and expenses, Colonial may not earn a profit on such operations for internal communications purposes; and

               (iii) neither the Colonial Conduit, nor any optical fibers or other communications media installed therein, nor any capacity on such media, may be Disposed of or otherwise made available to third parties, or (other than as set forth in item (ii) above) used in connection with any Telecommunications Network or any other telecommunications venture or business.

          (e) From and after the Restriction Release Date, Colonial shall be free to sell, assign, license or transfer the Colonial Conduit or any portion thereof to any third party whatsoever, subject, however, to the provisions of
Section 8 below.

          (f) Prior to the Restriction Release Date, PTI will maintain the Colonial Conduit in the same manner as applies to PTI's maintenance activities on the Colonial Rights-of-Way under the terms of the Lease so that such Colonial Conduit is equal to or better in quality and capacity as the conduit in all other portions of the PTI Telecommunications Network. After the Restriction Release Date, PTI shall have no responsibility in connection with the maintenance of the Colonial Conduit.

          (g) From and after the date hereof, Colonial will be responsible for all expenses (other than those described in Subsection 7(f) above) of operating the Colonial Conduit for the purposes described Subsections 7(d)(ii) and 7(e) above, as applicable. Furthermore, PTI shall not be responsible for any taxes that are attributable to the existence and use of the Colonial Conduit by Colonial; provided, however, that nothing herein shall be deemed to acknowledge or imply that any taxes necessarily will be imposed upon or attributable to the existence and use of the Colonial Conduit by Colonial.

     8.   Disposition of the Colonial Conduit.

          (a) Subject to Subsection 8(d) below, PTI and its Affiliates shall have a right of first refusal as to the Colonial Conduit as described in this Subsection 8(a) (the "Right of First Refusal"). During the period beginning on the Restriction Release Date and ending on the tenth (10th) anniversary of the Lease Date, in the event that Colonial desires to Dispose of the Colonial Conduit, in whole or in part, Colonial shall provide written notice to PTI describing the terms of such Disposition, including the price of the Disposition, the term of any lease or license, and the identity of the proposed transferee (the "Notice of Terms"). Within sixty (60) days thereafter, PTI may elect, upon written notice to Colonial, to accept the Disposition on the terms described in Colonial's Notice of Terms. In the event that PTI so elects to accept such Notice of Terms, Colonial shall Dispose of the Colonial Conduit to PTI on the terms set forth in such Notice of Terms or on such other terms as the parties may mutually agree. If PTI fails to make such election within such sixty
(60) day period, PTI shall be deemed to have declined the opportunity to exercise its Right-of-First Refusal as proposed by Colonial in the Notice of Terms.

          (b) In the event that PTI declines or is deemed to have declined the opportunity to exercise its Right of First Refusal, Colonial shall be free to Dispose of the Colonial Conduit to the transferee proposed in the Notice of Terms on terms not materially different than the terms so described in the Notice of Terms, provided that if Colonial and the transferee fail to consummate the Disposition within ninety (90) days of the date PTI declines or is deemed to have declined the Right of First Refusal, then PTI will again have a Right of First Refusal as to the portion of the Colonial Conduit described in the Notice of Terms.

          (c) Provided Colonial complies with the foregoing provisions, the consummation of any Disposition of a portion of the Colonial Conduit will extinguish PTI's Right of First Refusal as to such portion, unless the Disposition is for a period that terminates prior to the tenth (10th) of the Lease Date, in which event, upon expiration of such Disposition, PTI will again have a Right of First Refusal as to such portion on the terms set forth in Subsection 8(a) above.

          (d) The foregoing Right of First Refusal shall apply only to the extent that the Colonial Conduit or any applicable portion thereof is still in the state in which it was received by Colonial (e.g., if fibers were provided to Colonial in "dark" condition, then the Right of First Refusal will not apply if such fibers are in a "lit" condition at the time of proposed Disposition; and if Colonial receives a Conduit and later populates the Conduit with fiber, the Right of First Refusal will not apply to such fibers).

     9. Confidentiality. The parties hereto shall keep confidential all terms of this Agreement, except to the extent that disclosure thereof is required by law, agreed by the parties in writing. In the event either party hereto is required to disclose any terms of this Agreement pursuant to applicable law, at least three (3) days prior to disclosing the same (or such shorter period permitted by law), such party shall notify the other party hereto in writing and provide copies of the terms that the party intends to disclose. The language of the press release announcing this transaction shall be mutually agreed upon between the parties hereto. The parties acknowledge that the transaction contemplated herein is part of a larger transaction in which certain other parties are contemplating contribution of right of way to PTI in exchange for equity interests in PTI and that disclosure of certain terms of this Agreement to such parties may be necessary or appropriate in connection with the larger transaction. PTI shall be permitted to make such disclosures, provided that PTI limits such disclosures to the extent reasonably necessary to consummate the larger transaction.

     10.  Assignment.

          (a) Neither this Agreement, nor any of the rights granted to PTI by the terms of this Agreement, shall be assigned by PTI without Colonial's prior written consent, which shall not be unreasonably withheld, except that PTI may, upon prior notice to Colonial, but without the necessity of obtaining Colonial's prior consent, assign this Agreement to an Affiliate of PTI. Nothing herein shall prohibit PTI from involving customers or strategic or co-development partners in development of the Telecommunications Systems within the Colonial Rights-of-Way on such terms as PTI may determine in its sole discretion, provided that: (i) all such activities are conducted in accordance with the terms of this Agreement and the Lease, (ii) PTI shall not be released from, and shall remain fully liable to Colonial for all of its covenants, liabilities and obligations hereunder and under the Lease and for the acts or omissions of all parties claiming by, through or under PTI within any Colonial Rights-of-Way;
(iii) PTI shall remain the sole point of contact with Colonial; and (iv) all activities of parties claiming by, through or under PTI within any Colonial Rights-of-Way are conducted under PTI's supervision.

          (b) Colonial shall have the right to assign, license or otherwise transfer this Agreement and/or its rights or obligations hereunder as it pertains to a particular Segment (or discrete portion thereof) of the Colonial Rights-of-Way in connection with a sale or other transfer of Colonial's rights within such Segment (or discrete portion thereof) to any third party; provided, however, that any such assignment or transfer shall be made subject to the terms and conditions of this Agreement and any such assignee or transferee shall continue to perform Colonial's obligations to PTI under the terms and conditions of this Agreement. In addition to Colonial's rights under Subsection 7(c) hereof, Colonial also shall have the right, without PTI's consent, to assign or otherwise transfer this Agreement and/or its rights or obligations hereunder:
(i) to any entity that, indirectly or directly, is controlled by, controls or is under common control with Colonial, or to any entity into which Colonial may be merged or consolidated or which purchases all or substantially all of the assets of Colonial; or (ii) as collateral in connection with any financings by any lender.

     11. Notices. All notices, demands, requests, or other writings delivered pursuant to this Agreement shall be in writing and may be given personally or may be delivered by depositing the same in the United States mail, certified, registered or equivalent, return receipt requested, postage prepaid, properly addressed, and sent to the following addresses:

              If to Colonial:     Colonial Pipeline Company
                                  945 E. Paces Ferry Rd., N.E.
                                  Atlanta, Georgia  30326-0855
                                  Attention:  General Counsel
                                  Fax:  404-841-2315

              with a copy to:     Arnall Golden & Gregory, LLP
                                  1201 West Peachtree Street, Suite 2800
                                  Atlanta, Georgia 30309-2450
                                  Attention: Donald I. Hackney, Jr., Esquire
                                Fax: 404-873-8639

              If to PTI:          Pathnet Telecommunications, Inc.
                                  1661 Gateway Boulevard
                                  Richardson, Texas  75080
                                  Attention:  Senior Vice President, Engineering
                                  Fax:  972-231-9728
              with a copy to:     Pathnet Telecommunications, Inc.
                                  11720 Sunrise Valley Drive
                                  Reston, Virginia 20191
                                  Attention:  General Counsel
                                  Fax:  703-390-8127

or to such other address as either party may from time to time designate by written notice to the other party. Notices given by mail as aforesaid shall be deemed received and effective as of the first Business Day following such dispatch; provided, however, that if any such notice or other communication also shall be sent by telecopy or fax machine, such notice shall be deemed given at the time and on the date of machine transmittal if the sending party receives a written send verification on its machines and forwards a copy thereof with its mailed or courier delivered notice or communication.

     12. Force Majeure. Any failure or delay in the performance by a party hereto of its obligations hereunder shall not constitute a breach of this Agreement, and each party's obligations to complete actions by specific deadlines shall be delayed, to the extent attributable to causes beyond that party's control, including, but not limited to, acts of God, governmental action (whether in its sovereign or contractual capacity), fire, flood, or other catastrophe, national emergency, insurrection, riot, and war.

     13. Severability. If any provision of this Agreement or the application thereof, shall be held invalid, illegal or unenforceable in whole or in part, the remainder of this Agreement and the application thereof shall not be affected, and shall be enforceable to the full extent permitted by law, and the portion hereof found to be invalid shall be enforced to the fullest extent permitted by law, and, if possible, shall be reformed to carry out as much as possible the intent of the parties as expressed herein.

     14. Amendment. This Agreement may be amended only by a written instrument executed by both parties hereto. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, power or privilege hereunder shall operate as a waiver of any other provision of this Agreement, or as a waiver of that right, power or privilege either before, or after, the period of waiver.

     15. Entire Agreement. This Agreement and all Exhibits attached hereto, constitute the entire agreement of the parties hereto with respect to the subject matters hereof, and supersede any and all prior negotiations, understandings and agreements, whether oral or written with respect hereto.

     16. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia, without regard to the conflicts of laws provisions thereof.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, authorized representatives of Colonial and PTI have executed this Agreement as of the date first set forth herein.



COLONIAL PIPELINE COMPANY               PATHNET TELECOMMUNICATIONS, INC.



By:   /s/ D.L. Lemmon                   By:  /s/ Richard Jalkut
     ----------------------------            -----------------------------
     Name:D.L. Lemmon                        Name:
     Title: President and                    Title:  CEO
               Chief Executive Officer

                                    EXHIBIT A

                                  FORM OF LEASE

                              (SEE EXHIBIT 10.7)

                                    EXHIBIT B

                              DESIGNATED AFFILIATES


1. Specified Companies.

   Capline Pipeline Company
   Chicap Pipeline
   Cushing-Chicago Pipeline
   Dixie Pipeline Company
   Explorer Pipeline Company
   Inland Corporation
   Kaw Pipeline
   Olympic Pipeline
   West Shore Pipe Line (Including Badger)
   West Texas Gulf Pipe Line
   Wolverine Pipe Line
   Yellowstone Pipe Line

2. Affiliates of Colonial's Owners.

   All pipeline companies in which 75% or more of the outstanding voting equity interests therein are held by one or more entities which are 100% owned, directly or indirectly, by any one or more of: (i) the following current owners of Colonial's outstanding common stock (the "Colonial Owners"); (ii) any entity which is the 100% owner, directly or indirectly, of such Colonial Owners; or
(iii) any entity that is 100% owned, directly or indirectly, by any of the entities included in clause (ii). For purposes of this paragraph, the Colonial Owners shall consist of:

   Atlantic Richfield Company (ARCO Pipeline) Amoco Pipeline Holding Company (BP Amoco Pipeline) CITGO Pipeline Investment Company Conoco Pipe Line Company Koch Petroleum Corporation Marathon Oil Company (Marathon Ashland Pipe Line,
   LLC) Mobil Pipe Line Company Phillips Petroleum International Investment Company
   Texaco Trading and Transporation Inc. (Equilon Pipeline Company, LLC)
   Union Oil Company of California